Rider 1
BLACKROCK FUNDSSM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES
      The undersigned, Assistant Secretary of the BlackRock FundsSM (the "Trust"), does hereby certify that at a meeting of the Board of Trustees duly held on February 28, 2012, the following resolutions were approved by the Trustees of the Trust and that said resolutions continue in full force and effect as of the date hereof:
      RESOLVED, that the Trustees of the Trust have determined that it is advisable to restructure BlackRock Asset Allocation Portfolio (the "Fund") to enable the Fund to utilize a flexible, unconstrained strategy allowing it to hold tactical positions in various asset types, regions and sectors using direct investments in individual securities and derivatives, affiliated mutual funds, and affiliated and unaffiliated exchange traded funds; and
      FURTHER RESOLVED, that in connection with the proposed restructuring, the Trustees of the Trust have approved amending the Fund's investment objective and changing the name of the Fund to "BlackRock Managed Volatility Portfolio", and that such name change be, and it hereby is approved;
      FURTHER RESOLVED, that the designation of the Fund under the Trust's Certificate of Classification of Shares as "E" will remain the same following the name change;
      FURTHER RESOLVED, that the officers of the Trust be and they hereby are, authorized to take all actions necessary to amend the Trust's Certificate of Classification of Shares to the extent necessary to reference the Fund's name change; and
      FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take all actions necessary to prepare, or cause to be prepared, and file, or cause to be filed, for record, any and all such documents as may be deemed necessary in connection with changing the name of the Fund as described above.

     Witness my hand and seal this 15th day of May, 2012.



                                     /s/ Ben Archibald
                                         Ben Archibald
                                      Assistant Secretary